Exhibit 10.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”), dated 5/26/2022 and effective as of June 1, 2022, is entered into by and between 180 Life Sciences Corp., a Delaware corporation (the “Company”), and Jonathan Rothbard (“Executive”) (collectively, the Company and Executive are the “Parties”).

WHEREAS, the Company and Executive have entered into an Employment Agreement, dated August 21, 2019, and effective November 6, 2020 (the “Initial Agreement”)1, concerning the employment of Executive as Chief Scientific Officer of the Company;

WHEREAS, the Company and Executive have entered into a First Amendment to Employment Agreement, dated April 27, 2022 (the “First Amendment”, and the Initial Agreement as amended by the First Amendment, the “Agreement”)2, concerning the employment of Executive as Chief Scientific Officer of the Company;

WHEREAS, certain capitalized terms used below have the meanings given to such terms in the Agreement; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

1.	Effective June 1, 2022, the Base Salary of $289,687.50 is reduced by $96,562.50 (a 25% reduction) to $193,125 and there will be no accrual of any amounts related to such salary reduction, or the prior salary reduction associated with the First Amendment moving forward; however all amounts accrued between the date of the Increase in Salary (as defined in the First Amendment) and June 1, 2022, shall continue to be accrued and will be paid on the Funding Determination Date.

2.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

3.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

4.	This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[1]	https://www.sec.gov/Archives/edgar/data/0001690080/000121390021036392/f10k2020ex10- 44_180lifescien.htm
[2]	https://www.sec.gov/Archives/edgar/data/0001690080/000121390022022364/ea159003ex10- 3_180life.htm

Second Amendment to Employment Agreement [Rothbard and 180]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

The “Company”	180 Life Sciences Corp.

Date: 5/26/2022	By:	/s/ Ozan Pamir
	Its:	CFO
	Printed Name:	Ozan Pamir

The “Executive”

Date: 5/26/2022	By:	/s/ Jonathan Rothbard
Jonathan Rothbard

Second Amendment to Employment Agreement [Rothbard and 180]